Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

William G. Keenan

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY  10005

(212) 951-8501

(Name, address and telephone number of agent for service)

FERRELLGAS, L.P.

(Issuer with respect to the Securities)

Delaware	43-1698481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

FERRELLGAS FINANCE CORP.

(Issuer with respect to the Securities)

Delaware	14-1866671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

See Additional Registrant Table

7500 College Boulevard, Suite 1000, Overland Park, Kansas	66210
(Address of Principal Executive Offices)	(Zip Code)

6.75% Senior Notes due 2023

(Title of the Indenture Securities)

ADDITIONAL REGISTRANT TABLE

Exact Name of Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No
Blue Rhino Global Sourcing, Inc.	Delaware	48-1022301
Bridger Environmental, LLC	Texas	45-2384818
Bridger Logistics, LLC	Louisiana	45-2496321
Bridger Marine, LLC	Delaware	37-1782745
Bridger Energy, LLC	Delaware	61-1762597
Bridger Lake, LLC	Delaware	71-0949959
Bridger Administrative Services II, LLC	Delaware	47-1131496
Bridger Real Property, LLC	Delaware	90-1000521
J.J. Addison Partners, LLC	Texas	30-0748679
J.J. Karnack Partners, LLC	Texas	45-2735533
J.J. Liberty, LLC	Texas	90-0901407
Bridger Transportation, LLC	Louisiana	46-4475781
Bridger Leasing, LLC	Louisiana	27-3583380
Bridger Terminals, LLC	Delaware	81-1021853
Bridger Storage, LLC	Louisiana	80-0842970
Bridger Rail Shipping, LLC	Louisiana	37-1666079
Bridger Swan Ranch, LLC	Delaware	81-1101546
South C&C Trucking, LLC	Texas	30-0693348

* The address for each registrant’s principal executive office is 7500 College Boulevard, Suite 1000, Overland Park, Kansas, and the telephone number for each registrant’s principal executive office is (913) 661-1500.

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee.*

2.              A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              Report of Condition of the Trustee as of December 31, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 1st of April, 2016.

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 1, 2016

	By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2015

($000’s)

12/31/2015
Assets
Cash and Balances Due From Depository Institutions	$11,116,460
Securities	105,221,515
Federal Funds	66,242
Loans & Lease Financing Receivables	259,137,459
Fixed Assets	4,356,531
Intangible Assets	13,140,000
Other Assets	24,420,027
Total Assets	$417,458,234

Liabilities
Deposits	$310,443,288
Fed Funds	1,617,316
Treasury Demand Notes	0
Trading Liabilities	989,983
Other Borrowed Money	46,198,790
Acceptances	0
Subordinated Notes and Debentures	3,150,000
Other Liabilities	12,012,892
Total Liabilities	$374,412,269

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	27,904,230
Minority Interest in Subsidiaries	857,135
Total Equity Capital	$43,045,965

Total Liabilities and Equity Capital	$417,458,234